               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We consent to the inclusion in this Registration Statement of Form SB-2 of our report dated February 7, 1997 on our audit of the financial statements of Myo Diagnostics, Inc. for the year ended December 31, 1996. We also consent to the reference to our firm under the caption "Experts."

/s/ Singer Lewak Greenbaum & Goldstein LLP

SINGER LEWAK GREENBAUM & GOLDSTEIN LLP


Los Angeles, California
March 31, 1997